Exhibit 99.1

OptimizeRx Reports Second Quarter 2021 Financial Results, Revenue Up 55% as Leading Pharma Brands Aggressively Seek Improved ROI Through Technology Adoption

- Revenue Up 55% to $13.6 million, closing on 19 enterprise contracts

- Enterprise deals pipeline grows from 46 to 63

- Brands adopting OptimizeRx solutions increases to 140 from 80 in the past 6 months

- Successful implementation of evidence-based provider engagement programs, driven by real-world evidence (“RWE”), anchored by sales from 2 leading brands

- Cash flow positive from operations of $1.9 million in the first half of fiscal 2021

ROCHESTER, Mich. – August 4, 2021 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, reported results for the three months ended June 30, 2021. Quarterly comparisons are to the same year-ago period.

Financial Highlights

●	Revenue in the second quarter of 2021 increased 55% to a record $13.6 million, from $8.8 million as compared to the same year-ago period.

●	Gross profit in the second quarter of 2021 increased 56% to $8.0 million.

●	Gross profit margin in the second quarter of 2021 increased to 59% from 58.6%.

●	GAAP net income totaled $0.4 million or $0.02 per basic and diluted share in the second quarter as compared to a net loss of $1.1 million or $0.07 per basic and fully diluted share in the year ago period.

●	Non-GAAP net income in the second quarter totaled $1.8 million or $0.10 per basic and fully diluted share respectively (see definition of this non-GAAP measure and reconciliation to GAAP, below). Cash and cash equivalents totaled $83.9 million as of June 30, 2021 as compared to $82.3 million as of March 31, 2020.

Operational Highlights

●	Successful implementation of evidence-based provider engagement programs, driven by real-world evidence (“RWE”), anchored by sales from 2 leading brands

●	Including agreement with a top 5 pharmaceutical manufacturer in solving lapse in medical coverage barrier for patients

●	Announced several new health information technology (HIT) partnerships to further connect the digital channels used by healthcare professionals (HCPs) within the care setting, expanding reach to over 50% of oncologists.

Management Commentary

“As a pioneering leader in digital health technology, we are delighted to report another record quarter of strong revenue growth, preceding what is expected to be a remarkable year for OptimizeRx. We could not be more pleased with the continuous adoption of our technology platform by leading brands while also closing on 19 enterprise deals in our sales pipeline for the quarter. Total enterprise deals since last quarter have also grown to 63 deals in pipeline from 46 with an average ACV of $1.1 million. We also continue to support pharma’s engagement across fast-growing specialty areas which has doubled to more than 50% from last year,” said OptimizeRx CEO, Will Febbo.

“We have successfully implemented evidence-based provider engagement programs using the innovative RWE platform enhancement we launched at the end of 2020. We are both humbled and proud of the connectivity that OptimizeRx’s digital health and communications platform has generated between the stakeholders that we serve, consisting of healthcare providers, patients and drug manufacturers,” continued Mr. Febbo. “With a focus on providing digital connectivity at point-of-care, our wide network reach and unique platform strategies are working seamlessly to raise awareness among providers about treatments and life sciences support. In doing so we are also helping patients to better afford and adhere to treatment regiments, by offering innovative, effective ways for life sciences to remain actively engaged throughout the patient care journey.”

“Additionally, our clients are benefitting and are seeing an average ROI of 8:1 with some as high as 20:1. The power of third-party measurement has been a key differentiator and is allowing us to accurately measure the value we deliver to our clients. As evidence of this, we have seen the number of brands adopting our technology jump from 80 to 140 in the last 6 months,” concluded Mr. Febbo.

Q2’2021 Financial Summary

Total revenue reported for the three months ended June 30, 2021 was approximately $13.6 million, an increase of over 55% over the approximately $8.8 million from the same period in 2020. The increased revenue resulted from increases in sales in all our solutions.

Gross margin was 59%, which increased slightly from the year-ago quarter. Gross margin is expected to improve on a quarter over quarter basis for the balance of the year as our RWE solution expands and we continue to launch new solutions that have higher margins.

Operating expenses increased to $7.7 million as compared to $6.2 million in the same year-ago quarter. The increase was due to the Company’s efforts to expand its solutions and build out its organization for future growth.

Net Income on a GAAP basis was approximately $0.4 million or $0.02 per basic and diluted share, as compared to a net loss of $1.1 million or $(0.07) per basic and fully diluted share in the second quarter of 2020.

Non-GAAP net income was $1.8 million or $0.10 per basic and $0.10 per fully diluted share, compared to non-GAAP net income of $0.3 million or $0.02 per basic and fully diluted share in the same year-ago period (see definition of this non-GAAP measure and reconciliation to GAAP, below).

Cash and cash equivalents totaled $83.9 million as of June 30, 2021, as compared to $82.3 million as of March 31, 2020.

Conference Call

OptimizeRx management will host the presentation, followed by a question-and-answer period.

Date: Wednesday, August 4, 2021

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Web access: http://public.viavid.com/index.php?id=146009

Toll-free dial-in number: 1-800-430-8332

International dial-in number: 1-323-289-6576

Conference ID: 2901587

Please call the conference telephone number five minutes prior to the start time.

A replay of the call will remain available for 12 months via the Investors section of the OptimizeRx website at www.optimizerx.com/investors.

Definition and Use of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income (loss) and non-GAAP earnings (loss) per share or non-GAAP EPS, both of which are non-GAAP financial measures.

The Company defines non-GAAP net income (loss) as GAAP net income (loss) with an adjustment to add back depreciation, amortization, stock-based compensation, acquisition expenses, income or loss related to the fair value of contingent consideration, and deferred income taxes. Non-GAAP EPS is defined as non-GAAP net income (loss) divided by the number of weighted average shares outstanding on a basic and diluted basis. The Company has provided non-GAAP financial measures to aid investors in better understanding its performance. Management believes that these non-GAAP financial measures provide additional insight into the operations and cashflow of the Company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, management believes that providing non-GAAP financial measures that excludes non-cash expenses allows for meaningful comparisons between the Company’s core business operating results and those of other companies, as well as provides an important tool for financial and operational decision making and for evaluating the Company’s own core business operating results over different periods of time.

The Company’s non-GAAP net income (loss) and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate such non-GAAP financial results differently. The Company’s non-GAAP net income (loss) and non-GAAP EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The Company does not consider these non-GAAP measures to be substitutes for or superior to the information provided by its GAAP financial results.

The table, “Reconciliation of non-GAAP to GAAP Financial Measures,” included below, provides a reconciliation of non-GAAP net income (loss) and non-GAAP EPS for the three months ended March 31, 2021 and 2020.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the Company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ‘seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com

OPTIMIZERX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2021	December 31, 2020

ASSETS
Current Assets
Cash and cash equivalents	$83,923,455	$10,516,776
Accounts receivable, net	17,933,926	17,885,705
Prepaid expenses	3,124,479	4,456,611
Total Current Assets	104,981,860	32,859,092
Property and equipment, net	137,813	148,854
Other Assets
Goodwill	14,740,031	14,740,031
Technology assets, net	4,896,016	5,251,822
Patent rights, net	2,258,542	2,349,570
Other intangible assets, net	4,203,777	4,519,552
Right of use assets, net	392,482	445,974
Other assets and deposits	12,859	12,859
Total Other Assets	26,503,707	27,319,808
TOTAL ASSETS	$131,623,380	$60,327,754

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable – trade	$805,461	$618,250
Accrued expenses	2,088,651	2,420,361
Revenue share payable	3,341,312	4,969,868
Current portion of lease obligations	110,271	123,220
Current portion of contingent purchase price payable	-	1,610,813
Deferred revenue	319,609	285,795
Total Current Liabilities	6,665,304	10,028,307
Non-current Liabilities
Lease obligations, net of current portion	282,934	325,533
Total Non-current Liabilities	282,934	325,533
Total Liabilities	6,948,238	10,353,840
Commitments and contingencies (See Note 8)	-	-
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no issued and outstanding at June 30, 2021 or December 31, 2020	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 17,495,429 and 15,223,340 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	17,495	15,223
Additional paid-in-capital	160,574,661	85,590,428
Accumulated deficit	(35,917,014)	(35,631,737)
Total Stockholders’ Equity	124,675,142	49,973,914
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$131,623,380	$60,327,754

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

NET REVENUE	$13,625,639	$8,783,230	$24,854,850	$16,367,832
COST OF REVENUES	5,580,964	3,639,016	10,685,567	6,880,779
GROSS MARGIN	8,044,675	5,144,214	14,169,283	9,487,053

OPERATING EXPENSES	7,704,536	6,200,027	14,467,452	12,802,118
INCOME (LOSS) FROM OPERATIONS	340,139	(1,055,813)	(298,169)	(3,315,065)

OTHER INCOME (EXPENSE)
Interest income	11,961	8,345	12,892	63,666
Change in Fair Value of Contingent Consideration	-	(30,000)	-	(30,000)

TOTAL OTHER INCOME (EXPENSE)	11,961	(21,655)	12,892	33,666

INCOME(LOSS) BEFORE PROVISION FOR INCOME TAXES	352,100	(1,077,468)	(285,277)	(3,281,399)

PROVISION FOR INCOME TAXES	-	-	-	-
NET INCOME (LOSS)	$352,100	$(1,077,468)	$(285,277)	$(3,281,399)

WEIGHTED AVERGE SHARES OUTSTANDING
BASIC	17,347,096	14,667,216	16,720,114	14,638,359
DILUTED	18,104,807	14,667,216	16,720,114	14,638,359

EARNINGS (LOSS) PER SHARE
BASIC	$0.02	$(0.07)	$(0.02)	$(0.22)
DILUTED	$0.02	$(0.07)	$(0.02)	$(0.22)

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(285,277)	$(3,281,399)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization, and non-cash lease expense	1,054,138	1,040,463
Stock-based compensation	1,354,106	1,435,156
Stock issued for board services	250,085	200,027
Provision for loss on accounts receivable	40,000	40,000
Change in fair value of contingent consideration	-	30,000
Changes in:
Accounts receivable	(88,221)	(3.427,166)
Prepaid expenses and other assets	1,332,132	(1,785,422)
Accounts payable	187,211	3,747
Revenue share payable	(1,628,556)	1,878,051
Accrued expenses and other liabilities	(393,778)	186,682
Deferred revenue	33,814	68,678
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,855,654	(3,611,183)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(43,654)	(24,998)
Purchase of intangible assets	(176,822)	-
NET CASH USED IN INVESTING ACTIVITIES	(220,476)	(24,998)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from public offering of common stock, net of commission costs	70,671,536	-
Proceeds from the exercise of options	2,710,778	286,983
Payment of contingent consideration	(1,610,813)	(1,389,188)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	71,771,501	(1,102,205)
NET INCREASE IN CASH AND CASH EQUIVALENTS	73,406,679	(4,738,386)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	10,516,776	18,852,680
CASH AND CASH EQUIVALENTS - END OF PERIOD	$83,923,455	$14,114,294

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Lease liabilities arising from right of use assets	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPTIMIZERx CORPORATION

Reconciliation of non-GAAP to GAAP Financial Measures

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net Income (loss)	352,100	(1,077,468)	(285,277)	(3,281,399)
Depreciation and amortization	527,696	520,794	1,054,138	1,040,463
Stock-based compensation	897,038	780,670	1,604,191	1,635,182
Income or loss related to the fair value of contingent consideration	-	30,000	-	-
Non-GAAP net income (loss)	1,776,834	253,996	2,373,052	(605,754)

Non-GAAP net income (loss) per share
Basic	$0.10	$0.02	$0.14	$(0.04)
Diluted	$0.10	$0.02	$0.14	$(0.04)
Weighted average shares outstanding:
Basic	17,347,096	14,667,216	16,720,114	14,638,359
Diluted	18,104,807	15,573,257	17,467,159	14,638,359